Secretary of State
Corporation Division
255 Capitol Street NE, Suite 151
Salem, OR 97310-1327

Phone:(503)986-2200
Fax:(503)378-4381
www.filinginoregon.com

Registry Number: 498875-81
Type: DOMESTIC BUSINESS CORPORATION

Next Renewal Date: 02/01/2011

TT ADMINISTRATIVE SERVICES, LLC
1600 PIONEER TOWER
888 SW FIFTH AVE
PORTLAND OR 97204

Acknowledgment Letter

The document you submitted was recorded as shown below. Please review and verify the information listed for accuracy.

If you have any questions regarding this acknowledgement, contact the Secretary of State, Corporation Division at (503)986-2200. Please refer to the registration number listed above. A copy of the filed documentation may be ordered for a fee of $5.00. Submit your request to the address listed above or call (503)986-2317 with your Visa or MasterCard number.

Document
RESTATED ARTICLES

Filed On
04/01/2010

Jurisdiction
OREGON

Name
CAREPAYMENT TECHNOLOGIES, INC.

Principal Place of Business
5300 MEADOWS RD STE 400
LAKE OSWEGO OR 97035

Registered Agent
TT ADMINISTRATIVE SERVICES, LLC
1600 PIONEER TOWER
888 SW FIFTH AVE
PORTLAND OR 97204

President
THOMAS A SIDLEY
5300 MEADOWS RD STE 400
LAKE OSWEGO OR 97035

Secretary
BRIAN A OLIVER
5300 MEADOWS RD STE 400
LAKE OSWEGO OR 97035

Restated Articles of Incorporation - Business/Professional

Secretary of State - Corporation Division - 255 Capitol St. NE, Suite 151 - Salem, OR 97310-1327 - http://www.FilingInOregon.com - Phone: (503) 986-2200

FILED
APR 01 2010
OREGON
SECRETARY OF STATE

REGISTRY NUMBER: 498875-81

In accordance with Oregon Revised Statute 192.410-192.490, the information on this application is public record.
We must release this information to all parties upon request and it will be posted on our website.

For office use only

Please Type or Print Legibly in Black Ink. Attach Additional Sheet if Necessary.

1) NAME OF CORPORATION: microHelix, Inc.

2) NEW NAME OF THE CORPORATION: (If changed) CarePayment Technologies, Inc.

3) A COPY OF THE RESTATED ARTICLES MUST BE ATTACHED: ■

4) CHECK THE APPROPRIATE STATEMENT:

☐ The restated articles contain amendments which do not require shareholder approval. The date of the adoption of the amendments and restated articles was ________. These amendments were duly adopted by the board of directors.

■ The restated articles contain amendments which require shareholder approval. The date of the adoption of the amendments and restated articles was March 31, 2010.

The vote of the shareholders was as follows:

Class or series of shares	Number of shares outstanding	Number of votes entitled to be cast	Number of votes cast FOR	Number of votes cast AGAINST
See attached Exhibit B				

☐ The corporation has not issued any shares of stock. Shareholder action was not required to adopt the restated articles. The restated articles were adopted by the incorporators or by the board of directors.

5) EXECUTION: (Must be signed by at least one officer or director.)
By my signature, I declare as an authorized authority, that this filing has been examined by me and is, to the best of my knowledge and belief, true, correct, and complete. Making false statements in this document is against the law and may be penalized by fines, imprisonment or both.

Signature: [signature] | Printed Name: Thomas A. Sidley | Title: President

CONTACT NAME: (To resolve questions with this filing.)
Joshua Simko

PHONE NUMBER: (Include area code.)
(503) 802-2187

FEES

Required Processing Fee $100

Confirmation Copy (Optional) $5

Processing Fees are nonrefundable. Please make check payable to "Corporation Division."

CERTIFICATE

State of Oregon

OFFICE OF THE SECRETARY OF STATE
Corporation Division

I, KATE BROWN, Secretary of State of Oregon, and Custodian of the Seal of said State, do hereby certify:

CAREPAYMENT TECHNOLOGIES, INC.
was
incorporated
under the Oregon
Business Corporation Act
on
February 1, 1996
and is active on the records of the Corporation Division as of the date of this certificate.

In Testimony Whereof, I have hereunto set my hand and affixed hereto the Seal of the State of Oregon.

KATE BROWN, Secretary of State

By ______________________

Ginger Spotts
April 1, 2010

CERTIFICATE

State of Oregon

OFFICE OF THE SECRETARY OF STATE
Corporation Division

I, KATE BROWN, Secretary of State of Oregon, and Custodian of the Seal of said State, do hereby certify:

That the attached copy of the
Restated
Articles of Incorporation
filed on
April 1, 2010
for
MICROHELIX, INC.
changing the name to
CAREPAYMENT TECHNOLOGIES, INC.
is a true copy of the original document
that has been filed with this office.

In Testimony Whereof, I have hereunto set my hand and affixed hereto the Seal of the State of Oregon.

KATE BROWN, Secretary of State

By ______________________

Ginger Spotts
April 1, 2010

Restated Articles of Incorporation - Business/Professional

Secretary of State - Corporation Division - 255 Capitol St. NE, Suite 151 - Salem, OR 97310-1327 - http://www.FilinginOregon.com - Phone: (503) 986-2200

FILED

APR 01 2010

OREGON
SECRETARY OF STATE

REGISTRY NUMBER: 498875-81

In accordance with Oregon Revised Statute 192.410-192.490, the information on this application is public record.
We must release this information to all parties upon request and it will be posted on our website.

For office use only

Please Type or Print Legibly in Black Ink. Attach Additional Sheet if Necessary.

1) NAME OF CORPORATION: microHelix, Inc.

2) NEW NAME OF THE CORPORATION: (if changed) CarePayment Technologies, Inc.

3) A COPY OF THE RESTATED ARTICLES MUST BE ATTACHED: ☒

4) CHECK THE APPROPRIATE STATEMENT:

☐ The restated articles contain amendments which do not require shareholder approval. The date of the adoption of the amendments and restated articles was ________. These amendments were duly adopted by the board of directors.

☒ The restated articles contain amendments which require shareholder approval. The date of the adoption of the amendments and restated articles was March 31, 2010.

The vote of the shareholders was as follows:

Class or series of shares	Number of shares outstanding	Number of votes entitled to be cast	Number of votes cast FOR	Number of votes cast AGAINST
See attached Exhibit B				

☐ The corporation has not issued any shares of stock. Shareholder action was not required to adopt the restated articles. The restated articles were adopted by the incorporators or by the board of directors.

5) EXECUTION: (Must be signed by at least one officer or director.)
By my signature, I declare as an authorized authority, that this filing has been examined by me and is, to the best of my knowledge and belief, true, correct, and complete. Making false statements in this document is against the law and may be penalized by fines, imprisonment or both.

Signature: [signature] | Printed Name: Thomas A. Sidley | Title: President

CAREPAYMENT TECHNOLOGIES, INC.

49887581-11764787 RSTART

CONTACT NAME: (To resolve questions with this filing.)
Joshua Simko

PHONE NUMBER: (Include area code.)
(503) 802-2187

FEES
Required Processing Fee $100
Confirmation Copy (Optional) $5
Processing Fees are nonrefundable. Please make check payable to "Corporation Division."

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EXHIBIT A

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF CAREPAYMENT TECHNOLOGIES, INC.

ARTICLE I

The name of the Corporation is CarePayment Technologies, Inc.

ARTICLE II

A. The Corporation is authorized to issue shares of two classes of stock:

(i) 75,000,000 shares of Common Stock, of which 65,000,000 shares are designated Class A Common Stock and 10,000,000 shares are designated Class B Common Stock; and

(ii) 10,000,000 shares of Preferred Stock.

Effective upon the filing of these Second Amended and Restated Articles of Incorporation (the "Effective Time") each ten (10) shares of Common Stock issued and outstanding immediately prior to the Effective Time ("Old Common Stock") shall be combined and reclassified (the "Reverse Stock Split") as one (1) share of fully paid and nonassessable Common Stock of the Company ("New Common Stock"). No fractional shares of Common Stock of the Company shall be issued as a result of the Reverse Stock Split. A holder of Common Stock at the Effective Time who would otherwise be entitled to a fraction of a share of Common Stock as a result of the Reverse Stock Split shall, in lieu thereof, be entitled to receive a whole share, and the Company shall round up each such fractional share to the nearest whole share. Following the Effective Time, each holder of Old Common Stock shall be entitled to receive upon surrender of such holder's certificate(s) representing Old Common Stock (whether one or more, "Old Certificates") for cancellation pursuant to procedures adopted by the Company, a certificate(s) representing the number of whole shares of New Common Stock (whether one or more, "New Certificates") into which and for which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Time, Old Certificates shall represent only the right to receive New Certificates.

Effective immediately following the Reverse Stock Split, each share of New Common Stock shall be automatically converted, without any further action on the part of the shareholder, into one share of Class A Common Stock ("Class A Common Stock"). Following the Reverse Split, each holder of New Common Stock shall be entitled to receive upon surrender of such holder's New Certificate(s) representing New Common Stock for cancellation pursuant to procedures adopted by the Company, a certificate(s) representing the number of shares of Class A Common Stock (whether one or more, "Class A Certificates") into which and for which

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the shares of New Common Stock formerly represented by such New Certificates so surrendered are reclassified under the terms hereof. From and after the time of the Reverse Split, New Certificates shall represent only the right to receive Class A Certificates.

B. Voting and Conversion.

1. Voting. Holders of Class A Common Stock are entitled to one vote per share on any matter submitted to the shareholders, and holders of Class B Common Stock are entitled to ten votes per share on any matter submitted to the shareholders. On dissolution, liquidation, or winding up of the corporation, after any preferential amount with respect to the Preferred Stock has been paid or set aside, the holders of Common Stock and the holders of any series of Preferred Stock entitled to participate in the distribution of assets are entitled to receive the net assets of the Corporation.

2. Right to Convert Class B Common Stock. Each share of Class B Common Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for the Class B Common Stock, into Class A Common Stock at the initial conversion rate of one fully paid and nonassessable share of Common Stock for each share of Class B Common Stock, subject, however, to the adjustments described below. (The number of shares of Common Stock into which each share of Class B Common Stock may be converted is referred to as the "Conversion Rate.").

(i) Mechanics of Conversion. Conversion may be affected as to all or any whole number of shares evidenced by any certificate for shares of Class B Common Stock. Before any holder of Class B Common Stock shall be entitled to convert such Class B Common Stock into shares of Class A Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for such series of Class B Common Stock, and shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Class A Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class B Common Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid, together with certificates representing the number of shares of Class B Common Stock not then being converted, if the certificate for the shares of Class B Common Stock surrendered includes shares which are not being converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of such series of Class B Common Stock to be converted, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date.

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(ii) Adjustment of Conversion Rate for Combinations or Consolidations of Class A Common Stock. In the event the Company, at any time or from time to time after the effective date of the issuance of the Class B Common Stock (the "Original Issue Date"), effects a subdivision or combination of its outstanding Class A Common Stock into a greater or lesser number of shares without a proportionate and corresponding subdivision or combination of outstanding Class B Common Stock, then, and in each such event, the Conversion Rate for such Class B Common Stock shall be increased or decreased proportionately.

(iii) Adjustment of Conversion Rate for Dividends, Distributions and Class A Common Stock Equivalents. In the event the Company, at any time or from time to time after the Original Issue Date of the Class B Common Stock, shall make or issue, or fix a record date for the determination of holders of Class A Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Class A Common Stock or other securities or rights ("Class A Common Stock Equivalents") convertible into or entitling the holder thereof to receive additional shares of Class A Common Stock without payment of any consideration by such holder for such Class A Common Stock Equivalents or the additional shares of Class A Common Stock, then and in each such event the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Class A Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Class A Common Stock Equivalents shall be deemed to be issued and outstanding as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date. In each such event the Conversion Rate shall be increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Rate by a fraction:

a. the numerator of which shall be the total number of shares of Class A Common Stock issued and outstanding or deemed to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Class A Common Stock issuable in payment of such dividend or distribution or upon conversion or exercise of such Common Stock Equivalents; and

b. the denominator of which shall be the total number of shares of Class A Common Stock issued and outstanding or deemed to be issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; provided, however, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, such Conversion Rate shall be recomputed accordingly as of the close of business on such record date and thereafter such Conversion Rate shall be adjusted pursuant to this paragraph b as of the time of actual payment of such dividends or distribution; (b) if such Class A Common Stock Equivalents provide, with the passage of time or otherwise, for any decrease in the number of shares of Class A Common Stock issuable upon conversion or exercise thereof, the Conversion Rate shall, upon any such decrease becoming effective, be recomputed to reflect such decrease insofar as it affects the rights of conversion or exercise of the Class A Common Stock Equivalents then outstanding; and (c) upon the expiration of any rights or conversion or exercise under any

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unexercised Class A Common Stock Equivalents, the Conversion Rate computed upon the original issue thereof shall, upon such expiration, be recomputed as if the only additional shares of Class A Common Stock issued were the shares of such stock, if any, actually issued upon the conversion or exercise of such Class A Common Stock Equivalents.

(iv) No Impairment. The Company shall not, by amendment of its Articles of Incorporation, or through any reorganization, recapitalization, transfer of assets, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all the provisions of this Article II.B. and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Class B Common Stock against impairment.

(v) No Fractional Shares and Certificate as to Adjustments.

a. No fractional shares shall be issued upon the conversion of any share or shares of the Class B Common Stock, and the number of shares of Class A Common Stock to be issued shall be rounded down to the nearest whole share. The number of shares issuable upon such conversion shall be determined on the basis of the total number of shares of Class B Common Stock the holder is at the time converting into Class A Common Stock and the number of shares of Class A Common Stock issuable upon such aggregate conversion.

b. Upon the occurrence of each adjustment or readjustment of the Conversion Rate of Class B Common Stock pursuant to this Article II.B.2, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Class B Common Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Class B Common Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment and readjustment, (ii) the Conversion Rate for the Class B Common Stock at the time in effect, and (iii) the number of shares of Class A Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of the Class B Common Stock.

(vi) Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Class B Common Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; provided, that such notice period may be shortened or waived upon the vote or consent,

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either in writing or at a meeting, of the holders of at least two-thirds (2/3) of the then outstanding shares of Class B Common Stock.

(vii) Reservation of Class A Common Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the Class B Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of such Class B Common Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of such Class B Common Stock, in addition to such other remedies as shall be available to the holder of such Class B Common Stock, the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to its Articles of Incorporation.

(viii) Notices. Any notice required to be given to the holders of shares of Class B Common Stock shall be deemed given at the earlier of when actually received or when deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Company.

C. The Board of Directors is authorized, subject to limitations prescribed by the Oregon Business Corporation Act (ORS Ch. 60), as amended from time to time (the "Act"), and by the provisions of this Article, to provide for the issuance of shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each series, and to determine the designations, relative rights, preferences and limitations of the shares of each series. The authority of the Board of Directors with respect to each series includes determination of the following:

1. The number of shares in and the distinguishing designation of that series;

2. Whether shares of that series shall have full, special, conditional, limited or no voting rights, except to the extent otherwise provided by the Act;

3. Whether shares of that series shall be convertible and the terms and conditions of the conversion, including provision for adjustment of the conversion rate in circumstances determined by the Board of Directors;

4. Whether shares of that series shall be redeemable and the terms and conditions of redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions or at different redemption dates;

5. The dividend rate, if any, on shares of that series, the manner of calculating any dividends and the preferences of any dividends;

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6. The rights of shares of that series in the event of voluntary or involuntary dissolution of the Corporation and the rights of priority of that series relative to the Common Stock and any other series of Preferred Stock on the distribution of assets on dissolution; and

7. Any other rights, preferences and limitations of that series that are permitted by law to vary.

ARTICLE III

No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director, provided that this Article shall not eliminate the liability of a director for any act or omission for which such elimination of liability is not permitted under the Oregon Business Corporation Act. No amendment to the Oregon Business Corporation Act that further limits the acts or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission which occurs prior to the effective date of the amendment.

ARTICLE IV

The Corporation shall indemnify to the fullest extent not prohibited by law any current or former director or officer of the Corporation who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of the Corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall pay for or reimburse the reasonable expenses incurred by any such current or former director or officer in any such proceeding in advance of the final disposition of the proceeding if the person sets forth in writing (i) the person's good faith belief that the person is entitled to indemnification under this Article and (ii) the person's agreement to repay all advances if it is ultimately determined that the person is not entitled to indemnification under this Article, No amendment to this Article that limits the Corporation's obligation to indemnify any person shall have any effect on such obligation for any act or omission that occurs prior to the later of the effective date of the amendment or the date notice of the amendment is given to the person. This Article shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of directors, officers, employees, agents and fiduciaries that may be included in any statute, bylaw, agreement, general or specific action of the Board of Directors, vote of shareholders or other document or arrangement.

Executed: March 31, 2010.

032110/00009/2112103v2

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AMENDED AND RESTATED CERTIFICATE OF DESIGNATION
SERIES D CONVERTIBLE PREFERRED STOCK

CAREPAYMENT TECHNOLOGIES, INC.

1. **Designation and Amount.** 1,200,000 shares of the Company's authorized Preferred Stock are hereby designated as Series D Convertible Preferred Stock (the "Series D Preferred Stock").

2. **Dividend Provisions.** The holders of shares of Series D Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Class A Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Class A Common Stock of the Company) on the Class A Common Stock of the Company, at the rate of $0.50 per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series D Preferred Stock, payable quarterly in arrears when, as and if declared by the Board. Such dividends shall be cumulative.

3. **Conversion.** The holders of the Series D Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

3.1 **Right to Convert.** Subject to Section 3.3, each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time after one year from the date of issuance of such share (or at any time upon receipt of notice by the Company of its intention to redeem outstanding shares of Series D Preferred Stock in accordance with Section 5.1), at the office of the Company or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class A Common Stock of the Company as is determined by dividing the amount of $10.00 per share (as adjusted for stock splits, stock dividends, reclassification and the like with respect to the Series D Preferred Stock) (the "Original Issue Price") by the Conversion Price (defined in the following sentence) applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion (such quotient, the "Conversion Rate"). The Conversion Price per share of Series D Preferred Stock shall be 80% of VWAP; *provided, however,* that in no event shall the Conversion Price be less than $1.00 per share (the "Minimum Conversion Price") (as adjusted for stock splits, stock dividends, reclassifications and the like that occur after March 31, 2010). "VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Class A Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Class A Common Stock for the 30 days prior to such date (or the nearest preceding date) on the primary Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. to 4:02 p.m. Eastern Time); (b) if the Class A Common Stock is not then listed or quoted on the Trading Market and if prices for the Class A Common Stock are then reported in the "Pink Sheets" published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Class A Common Stock so reported; or (c) in all other cases, the fair market value of a share of Class A Common Stock as determined by a nationally recognized-

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independent appraiser selected in good faith by the holders of a majority of the Series D Preferred Stock then outstanding. "Trading Market" means the following markets or exchanges on which the Class A Common Stock is listed or quoted for trading on the date in question: the Nasdaq Global Select Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board. "Trading Day" means a day on which the Class A Common Stock is traded on a Trading Market.

3.2 **Automatic Conversion.** Each share of Series D Preferred Stock shall automatically be converted into shares of Class A Common Stock at the Conversion Rate at the time in effect for such share immediately upon the date specified by the vote or consent, either in writing or at a meeting, of the holders of at least two-thirds (2/3) of the then outstanding shares of Series D Preferred Stock.

3.3 **Mechanics of Conversion.** Before any holder of Series D Preferred Stock shall be entitled to convert such Series D Preferred Stock into shares of Class A Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for such series of Series D Preferred Stock, and shall give written notice to the Company at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Class A Common Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series D Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of such series of Series D Preferred Stock to be converted, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date.

3.4 **Minimum Conversion Price Adjustments for Certain Splits and Combinations.** The Minimum Conversion Price of the Series D Preferred Stock shall be subject to adjustment from time to time as follows:

(a) **Stock Splits and Dividends.** If the Company should at any time after March 31, 2010 (the "**Prior Date**") fix a record date for the effectuation of a split or subdivision of the outstanding shares of Class A Common Stock or the determination of holders of Class A Common Stock entitled to receive a dividend or other distribution payable in additional shares of Class A Common Stock or of securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Class A Common Stock ("**Common Stock Equivalents**") without payment of any consideration by such holder for the additional shares of Class A Common Stock or the Common Stock Equivalents (including the additional shares of Class A Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the Minimum Conversion Price shall be appropriately decreased so that the number of shares of Class A Common Stock issuable on conversion of each share of Series D Preferred Stock at the Minimum Conversion Price shall be increased in proportion to such increase of the aggregate of shares of Class A Common Stock outstanding and those issuable

VOID WITHOUT WATERMARK OR IF ALTERED OR ERASED

with respect to such Common Stock Equivalents, with the number of shares issuable with respect to Common Stock Equivalents to be determined by the Board of Directors of the Company.

(b) **Reverse Stock Splits**. If the number of shares of Class A Common Stock outstanding at any time after the Prior Date is decreased by a combination of the outstanding shares of Class A Common Stock, then, following the record date of such combination, the Minimum Conversion Price for the Series D Preferred Stock shall be appropriately increased so that the number of shares of Class A Common Stock issuable on conversion of each share of such series at the Minimum Conversion Price shall be decreased in proportion to such decrease in outstanding shares.

3.5 **Other Distributions**. In the event the Company should at any time after the Prior Date declare a distribution to holders of Class A Common Stock payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 3.4(a), then, in each such case for the purpose of this Section 3.5, the holders of Series D Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Class A Common Stock of the Company into which their shares of Series D Preferred Stock are convertible as of the record date fixed for the determination of the holders of Class A Common Stock of the Company entitled to receive such distribution.

3.6 **Recapitalizations**. If at any time or from time to time there shall be a recapitalization of the Class A Common Stock (other than a subdivision or combination provided elsewhere in this Section 3), provision shall be made so that the holders of the Series D Preferred Stock shall thereafter be entitled to receive upon conversion of such Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise to which a holder of Class A Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of such Preferred Stock after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Minimum Conversion Price then in effect and the number of shares receivable upon conversion of such Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

3.7 **No Impairment**. The Company will not, by amendment of the Articles (except in accordance with Section 7 or Section 8 hereof and applicable law) or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series D Preferred Stock against impairment.

3.8 **No Fractional Shares and Certificate as to Adjustments.**

(a) No fractional shares shall be issued upon the conversion of any share or shares of the Series D Preferred Stock, and the number of shares of Class A Common

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Stock to be issued shall be rounded down to the nearest whole share. The number of shares issuable upon such conversion shall be determined on the basis of the total number of shares of Series D Preferred Stock the holder is at the time converting into Class A Common Stock and the number of shares of Class A Common Stock issuable upon such aggregate conversion.

(b) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series D Preferred Stock pursuant to this Section 3, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Series D Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment and readjustment, (ii) the Conversion Price for the Series D Preferred Stock at the time in effect, and (iii) the number of shares of Class A Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of the Series D Preferred Stock.

3.9 **Notices of Record Date.** In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Series D Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right; provided, that such notice period may be shortened or waived upon the vote or consent, either in writing or at a meeting, of the holders of at least two-thirds (2/3) of the then outstanding shares of Series D Preferred Stock.

3.10 **Reservation of Stock Issuable Upon Conversion.** The Company shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the Series D Preferred Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of such series of Preferred Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of such series of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the Articles.

3.11 **Notices.** Any notice required by the provisions of this Section 3 to be given to the holders of shares of Series D Preferred Stock shall be deemed given at the earlier of when actually received or when deposited in the United States mail, postage prepaid, and

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addressed to each holder of record at such holder's address appearing on the books of the Company.

3.12 **Status of Converted Stock**. In the event any shares of Series D Preferred Stock shall be converted pursuant to Section 3 hereof, the shares so converted shall be cancelled, shall not be re-issuable by the Company, and shall be eliminated from the shares of capital stock the Company is authorized to issue.

4. Liquidation. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the assets of the Company shall be distributed in the following priority:

4.1 **Series D Preferred Liquidation Preference.** The holders of the Series D Preferred Stock shall be entitled to receive an amount equal to $10.00 per share (as adjusted for stock splits, stock dividends, reclassification and the like with respect to the Series D Preferred Stock) for each share of Series D Preferred Stock then held by them, plus cumulative unpaid dividends from the original issuance date of such share of Series D Preferred Stock (the "Liquidation Preference"). If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full Liquidation Preference, the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series D Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

4.2 **Remaining Assets.** After payment in full of the distributions described in Section 4.1, the remaining assets of the Company shall be distributed pro rata to the holders of Class A Common Stock and Class B Common Stock.

5. Redemption.

5.1 **Elective and Mandatory Redemption.**

(a) The Company at any time may elect to redeem all, but not less than all, outstanding shares of Series D Preferred Stock upon not less than 30 days prior notice to the holders thereof; provided that the holder thereof may at any time during such 30-day period elect to convert shares of Series D Preferred Stock pursuant to Section 3.1. All redemptions of Series D Preferred Stock under this Section 5.1(a) shall be at a purchase price per share equal to the Liquidation Preference per share in effect on the date such written notice by the Company is mailed to holders of Series D Preferred Stock.

(b) To the extent permitted by applicable law, the Company during January 2013, and upon not less than 30 days prior notice to the holders thereof, shall redeem all then outstanding shares of Series D Preferred Stock; provided that the holder thereof may at any time during such 30-day period elect to convert shares of Series D Preferred Stock pursuant to Section 3.1. All redemptions of Series D Preferred Stock under this Section 5.1(b) shall be at a purchase price per share equal to the Liquidation Preference per share in effect on January 1, 2013; provided, that if the Company has not paid, or tendered for payment, the redemption price

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for redeemed shares of Series D Preferred Stock, as specified in Section 5.2, by January 31, 2013, the purchase price per share shall be equal to the Liquidation Preference per share in effect on the date that is 10 days immediately preceding the actual date of payment, or tender for payment, of the repurchase price by the Company.

5.2 **Mechanics of Company Repurchase.** When the Company redeems shares of Series D Preferred in accordance with Section 5.1, the holders thereof shall surrender their certificate or certificates, duly endorsed in blank or accompanied by a duly endorsed stock power attached thereto, to the Company and upon receipt, the amount owed under Section 5.1 shall be paid by the Company to the order of the person whose name appears on such certificate or certificates and each surrendered certificated shall be cancelled and retired.

5.3 **Redemption Price Adjustments of Preferred Stock for Certain Splits and Combinations.** The redemption price of the Series D Preferred Stock shall be subject to adjustment from time to time as follows:

(a) **Stock Splits and Subdivisions.** If the Company should at any time after the Prior Date effect a split or subdivision of the outstanding shares of Series D Preferred Stock, then, as of the date of such split or subdivision, the redemption price of the Series D Preferred Stock shall be appropriately decreased so that the aggregate redemption price payable for redemption of all shares of Series D Preferred Stock outstanding immediately after such effective date shall be equivalent to such aggregate redemption price payable for such shares immediately prior to such effective date.

(b) **Reverse Stock Splits.** If the number of shares of Series D Preferred Stock outstanding at any time after the Prior Date is decreased by a combination of the outstanding shares of Series D Preferred Stock, then, following the effective date of such combination, the redemption price for the Series D Preferred Stock shall be appropriately increased so that the aggregate redemption price payable for redemption of all shares of Series D Preferred Stock outstanding immediately after such effective date shall be equivalent to such aggregate redemption price payable for such shares immediately prior to such effective date.

5.4 **No Impairment.** The Company will not, by amendment of its Articles (except in accordance with Section 7 hereof and applicable law) or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the rights herein of the holders of Series D Preferred Stock against impairment.

5.5 **Notices.** Any notice required by the provisions of this Section 5 to be given to the holders of shares of Series D Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder's address appearing on the books of the Company.

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5.6 **Status of Redeemed Series D Preferred.** Upon redemption of any shares of Series D Preferred Stock pursuant to this Section 5, the shares so redeemed shall be cancelled, shall not be re-issuable by the Company, and shall be eliminated from the shares of capital stock the Company is authorized to issue.

6. **Voting Rights.** Except as expressly provided by these Articles or as provided by law, the holders of Series D Preferred Stock shall have the same voting rights as the holders of Class A Common Stock and shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of the Company, and the holders of Class A Common Stock and the Series D Preferred Stock shall vote together as a single class on all matters. Each holder of Series D Preferred Stock shall be entitled to one (1) vote per share.

7. **Protective Provisions.** So long as at least one-half (1/2) of the shares of Series D Preferred Stock issued by the Company remain outstanding (as adjusted for stock splits, stock dividends, reclassification and the like), the Company shall not without first obtaining the approval by the vote or consent, either in writing or at a meeting, of the holders of at least two-thirds (2/3) of the then outstanding shares of Series D Preferred Stock, voting together as a separate class:

(a) alter or change the rights, preferences or privileges of the shares of Series D Preferred Stock so as to affect adversely the shares of such series;

(b) increase or decrease the total number of authorized shares of Series D Preferred Stock;

(c) authorize or issue, or obligate itself to issue, any other equity security, including any security (other than Series D Preferred Stock) convertible into or exercisable for any equity security, having a preference over, or being on a parity with, the Series D Preferred Stock with respect to voting, dividends, redemption, conversion or upon liquidation;

(d) declare or authorize any dividends with respect to shares of Class A Common Stock; or

(e) redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Class A Common Stock; provided, however, that this restriction shall not apply (i) to the redemption of Series D Preferred Stock pursuant to these Articles, or (ii) to the repurchase of shares of Class A Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to written agreements under which the Company has the option to repurchase such shares at the original purchase price of such shares (or a lower price) upon the occurrence of certain events, such as the termination of employment.

8. **Waiver; Amendment.** Any provision of this Certificate of Designation may be waived (a) by any individual holder of Series D Preferred Stock, with respect to such holder; or (b) by the vote or consent, either in writing or at a meeting, of the holders of at least two-thirds (2/3) of the shares of Series D Preferred Stock then outstanding, with respect to all holders of Series D Preferred Stock. Any provision of this Certificate of Designation may be amended with

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(i) the approval of the Board; and (ii) the vote or consent, either in writing or at a meeting, of the holders of at least two-thirds (2/3) of the then outstanding shares of Series D Preferred Stock.

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EXHIBIT B

ARTICLES OF AMENDMENT

microHelix, Inc.

Section 4

microHelix, Inc., an Oregon corporation (the "Company"), certifies that:

1. The Second Amended and Restated Articles of Incorporation attached to these Articles of Amendment as Exhibit A contain amendments requiring shareholder approval. The vote was as follows:

Class or Series of Shares	Number of Shares Outstanding	Number of votes entitled to be cast	Number of votes cast FOR	Number of votes cast AGAINST
Common Stock	13,832,844	13,832,844	10,536,488	-0-
Series D Preferred Stock	1,000,000	10,000,000	10,000,000	-0-

2. The Amended and Restated Certificate of Designation for Series D Preferred Stock attached as part of the Second Amended and Restated Articles of Incorporation was approved by the written consent of all of the holders of issued and outstanding shares of Series D Preferred Stock.

032110/00003/2135571v1

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